Exhibit 99.1

NRG Yield, Inc. Announces Pricing of Offering of Class C Common Stock

PRINCETON, N.J.—(BUSINESS WIRE)—June 23, 2015— NRG Yield, Inc. (NYSE: NYLD, NYLD.A) (“NRG Yield” or the “Company”) today announced it has priced the previously announced public offering of 24,520,000 shares of its Class C common stock at a price of $22.00 per share. In addition, the underwriters have a 30-day option to purchase up to an additional 3,678,000 shares of Class C common stock from the Company at the public offering price.

The Company intends to use all of the net proceeds of the offering to acquire newly issued Class C units of NRG Yield LLC (“Yield LLC”). Yield LLC intends to use the net proceeds of the offering, together with cash on hand: (i) to fund the Company’s $285 million acquisition of a 25% equity interest in the Desert Sunlight solar facilities; and (ii) if consummated, to repay a portion of the $490 million of outstanding project debt associated with the Company’s Alta X and XI wind facilities, which has an interest rate of LIBOR plus 2% and a maturity date of 2021, in connection with the proposed tax equity financing of such assets. Any funds remaining are expected to be used, or in the event that either the Desert Sunlight acquisition or the Alta X and Alta XI tax equity financing are not consummated for any reason, such funds are expected to be used for repayment of other indebtedness, including under the Company’s revolving credit facility, and for general corporate purposes, including future acquisitions of additional assets from NRG or third parties.

Goldman, Sachs & Co., BofA Merrill Lynch, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as joint book runners for the offering. Barclays Capital Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc. and Mitsubishi UFJ Securities (USA), Inc. are acting as co-managers for the offering.

A shelf registration statement (including a prospectus) relating to the offering has been filed with the SEC and has become effective. You should read the prospectus in that registration statement and the applicable prospectus supplement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus relating to the offering if you request it by contacting Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1.866.471.2526, facsimile: 1.212.902.9316 or by emailing prospectus-ny@ny.email.gs.com; BofA Merrill Lynch, Prospectus Department, 222 Broadway, New York, New York 10038 or by emailing dg.prospectus_requests@baml.com; Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (800) 831-9146 or by emailing prospectus@citi.com; Morgan Stanley, Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Attn: Prospectus Department; J.P. Morgan via Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York, 11717, Telephone: (866) 803-9204 or by e-mailing prospectus-eq_fi@jpmchase.com; Credit Suisse Securities (USA) LLC, Prospectus Department (1-800-221-1037), One Madison Avenue, New York, New York 10010; or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Email: equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations.

Forward-Looking Statement

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, the condition of capital markets generally, and our ability to access capital markets.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov.

Source: NRG Yield, Inc.

NRG Yield

Media:

Karen Cleeve, 609-524-4608

or

Investors:

Matt Orendorff, 609-524-4526

Lindsey Puchyr, 609-524-4527